                                                                    Exhibit 10.2

                                LOCK-UP AGREEMENT

         THIS LOCK-UP AGREEMENT ("Agreement") is made and entered into as of December 8, 2000 by and between 9278 Communications, Inc., a Delaware corporation (the "Parent"), and Nasir Ghesani (the "Stockholder").

         WHEREAS, the Reliable Networks, Inc. (the "Company"), a New York corporation, the Stockholder, Reliable Acquisition Corp., a New York Corporation and wholly owned subsidiary of the Parent (the "Subsidiary") and the Parent, have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for the merger of the Company with and into the Subsidiary (the "Merger"), pursuant to which the Company will become a wholly owned subsidiary of Parent. Undefined capitalized terms which appear in this Agreement shall have the definitions ascribed to them in the Merger Agreement; and

         WHEREAS, as part of the Merger Consideration, within ten (10) days after the Closing Date the Stockholder shall receive the Merger Shares and within twenty five (25) days after the Appraisal Date the Stockholder shall receive the Additional Shares, if any (the Merger Shares and Additional Shares shall sometimes be referred to collectively herein as the "Shares"); and

         WHEREAS, to induce the Parent and Subsidiary to consummate the Merger and issue the Shares to the Stockholder, the Stockholder agrees to certain transfer restrictions on the Shares.

         NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO RETAIN THE SHARES. Except as expressly contemplated by the Merger Agreement, the Stockholder agrees: (i) not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of (i) any of the Merger Shares until after the Appraisal Date (the "Merger Shares' Lock-up Period"), or (ii) any of the Additional Shares until the six (6) month anniversary of the Appraisal Date, after which time it may dispose of up to fifty (50%) of the Additional Shares, and (iii) any of the remaining fifty (50%) percent of the Additional Shares until after the one (1) year anniversary of the Appraisal Date (the "Additional Shares' Lock-up Period"). Such date that the Merger Shares' Lock-up Period shall terminate shall be referred to herein as the Merger Shares' Lock-up Expiration Date. Such date that the Additional Shares' Lock-up Period shall terminate shall be referred to herein as the Additional Shares' Lock-up Expiration Date.

                  (a) The foregoing restrictions are expressly agreed to and preclude the Stockholder from engaging in any hedging or other transaction which may lead to or result in a sale of Merger Shares during the Merger Share Lock-up Period or Additional Shares during the Additional Shares Lock-up Period, even if such Shares would be sold by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box), any pledge or any purchase, sale or grant of any right (including without limitation any put or call



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                                                                    Exhibit 10.2

option) with respect to any of the Shares.

                  (b) The Stockholder agrees and consents to the entry of stop transfer instructions with the transfer agent for the Parent's common stock against any transfer of shares of the Merger Shares and Additional Shares, if any, by the Stockholder in contravention of the restrictions set forth herein or in the Merger Agreement. In addition, the Stockholder agrees to be bound by the restrictions whether or not the undersigned participates in any contemplated public offering. The Stockholder understands that the Parent will rely upon the representations set forth in this Agreement in proceeding with the Merger. The Stockholder understands that the agreements of the Stockholder are irrevocable and shall be binding upon the Stockholder's heirs, legal representatives, successors and assigns.

                  (c) Notwithstanding the foregoing, the Stockholder may transfer any or all of the Shares either during his lifetime or on death by will or intestacy to his "immediate family", as defined in Rule 16a-1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or to a trust or other entity, the beneficiaries of which are exclusively the Stockholder and/or a member or members of the Stockholder's "immediate family"; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Lock-up Agreement.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARENT. The Parent represents, warrants and covenants to the Stockholder that this Agreement (i) has been authorized by all necessary corporate action on the part of the Parent and has been duly executed by a duly authorized officer of the Parent, and (ii) constitutes the legal, valid and binding obligation of the Parent. Neither the execution of this Agreement by the Parent nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Parent is bound, or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Parent.

         3. ADDITIONAL DOCUMENTS. The Stockholder and the Parent hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Parent's legal counsel or the Stockholder, as the case may be, to carry out the intent of this Agreement.

         4. CONSENT AND WAIVER. The Stockholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

         5. MISCELLANEOUS.

                  (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



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                                                                    Exhibit 10.2

                  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

                  (c) Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to the Parent upon such violation, the Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:


If to the Parent:            9278 Communications, Inc.
                             1942 Williamsbridge Road
                             Bronx, New York 10461

With a copy to:              Baer Marks & Upham LLP
                             805 Third Avenue, 20th Floor
                             New York, New York 10022
                             Attn: Craig S. Libson, Esq.

If to the Stockholder:       Reliable Networks, Inc.
                             92-29 Queens Blvd., CU #10
                             Rego Park, New York 11374
                             Attn.: Nasir Ghesani

With a copy to:              Todtman, Nachamie, Spizz & Johns, P.C.
                             425 Park Avenue
                             New York, New York 10022
                             Attn: Alex Spizz, Esq.



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                                                                    Exhibit 10.2

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  (f) Termination. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

                  (g) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

                  (h) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  (j) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


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                                                                    Exhibit 10.2

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first written above.


                                       9278 COMMUNICATIONS, INC.


                                       By: /s/ Sajid Kapadia
                                           -------------------------------------
                                               Name: Sajid Kapadia
                                               Title: Chief Executive Officer



                                         /s/ Nasir Ghesani
                                         ---------------------------------------
                                               Nasir Ghesani



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